OPERATING AGREEMENT
                                       OF
                             CRPB INVESTORS, L.L.C.

         This Operating Agreement (the Agreement) is made and entered into by and among those persons executing this Agreement as the Members as set forth on Schedule A to this Agreement. In consideration of the foregoing and of the mutual promises and conditions hereinafter set forth, the parties agree as follows:


                                    ARTICLE 1
                     Formation of Limited Liability Company

         1.1 Company. The Members have formed a limited liability company pursuant to the Arizona Limited Liability Company Act (the Act"). The name of the company is CRPB Investors, L.L.C. (the "Company"), with such changes or variations thereof as may be necessary to comply with the requirements of law or regulatory bodies in any jurisdiction in which the Company may do business. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. It is also the intent of the Members that the Company not be operating or treated as a "partnership" for purposes of Section 303 of the United States Bankruptcy Code. No Member shall take any action inconsistent with the express intent of the parties hereto as set forth herein.

         1.2 Filing. The Articles of Organization have been filed and are in effect in the State of Arizona. To the extent not provided for in this Agreement, the Company and its Members shall be governed by the Act.

         1.3 Character of Business. The Company shall not engage in any other business or activity except as set forth in or contemplated by this Agreement. The business of the Company shall be:

                  1.3.a. To acquire and take title to real property and to hold for investment, maintain, develop, manage, improve, lease, sell, dispose of, transfer, convey, mortgage and otherwise deal with such property;

                  1.3.b. To enter into, perform and carry out contracts and agreements which are, in the judgment of the Manager, necessary, appropriate or incidental to the accomplishment of the business and purposes of the Company;

                  1.3.c. To engage in all business activities permitted under the law; and

                  1.3.d. To do any other acts or things which may be necessary, appropriate, related or incidental, in the judgment of the Manager, to carry out the business and purpose of the Company as stated above.
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         1.4 Office and  Principal  Place of  Business.  The initial  office and principal place of business of the Company shall be 8603 East Royal Palm Road, Suite 210, Scottsdale, Arizona 85258, or such substituted or additional place of business as may be designated by the Manager from time to time.

         1.5 Term. The Company's existence shall commence on the date of the filing of the Articles of Organization and shall be governed by this Agreement which provides for dissolution of the Company in accordance with Article 9, dissolution of Company on the earliest to occur of the following:

                  1.5.a. December 3 1, 2047.

                  1.5.b. The Members holding not less than two-thirds (2/3) of the issued and outstanding Units determine that the Company should be dissolved; or

                  1.5.c. The Company sells or disposes of all or substantially all of its interest in the Property and any promissory note, mortgage, deed of trust, agreement of sale or other assets which the Company may acquire in exchange for such Property.

         1.6 Continuation of Company. Subject to all of the provisions of this Agreement, the death, withdrawal, resignation, retirement, expulsion, bankruptcy, insanity or substitution of any Member shall dissolve or terminate the Company, unless the Members holding not less than two-thirds (2/3) of the issued and outstanding Units consent to continue the business of the Company pursuant to the voting procedures described in paragraph 10.2 below.

         1.7 Members. The Members shall be as named herein, or any other Person admitted to the Company as an additional Member. The addresses of the Members are set forth on Schedule A which is attached hereto and made a part hereof by this reference.

                                    ARTICLE 2
                                   Definitions

         2.1 Definitions. Whenever used in this Agreement the following terms shall have the meanings described below:

                  2.1.a. "Adjusted Capital Contributions" shall be the Capital Contributions paid pursuant to Article 3 of this Agreement at any point, as decreased from time to time by Distributions pursuant to paragraph 4.1.b below.

                  2.1.b.   "Agreement"  shall  mean  this  Operating   Agreement
pursuant to which the Company is organized, as the same may be amended from time to time.

                  2.1.c. "Affiliate" shall mean, with respect to any Person, (I) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling 10% or more of the outstanding voting interests of such Person, (iii) any officer, director, or general manner of such Person, or (iv) any Person who is an officer, director, general partner, trustee,
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or holder of 10% or more of the  voting  interests  of any Person  described  in clauses (I) through (iii) of this sentence.

                  2.1.d. "Capital Account" shall mean a Member's separate capital account as determined from time to time pursuant to Article 4.

                  2.1.e. "Capital Contributions " shall mean, with respect to any Member, the fair market value of any property and the total amount of any money contributed to the Company by such Member at any point pursuant to Article 3, Capital Contributions.

                  2.1.f. "Capital Percentage" shall mean the ratio which the Capital Contributions by each Member on the last day of each calendar month bears to the total of all Capital Contributions by all Members as of that date, without regard to Capital Accounts or the number of days during such months in which a Person was a Member. The respective Capital Percentages of the Members are set forth in Schedule A opposite each Member's name.

                  2.1.g. "Cash Available for Distribution" shall mean the excess of Gross Receipts, after payment of any and all indebtedness currently payable with respect to the Property, over expenses, costs, cash disbursements, and
other  obligations,   whether  accrued  or  paid,  without  deductions  for  any depreciation, and less a reasonable allowance for cash reserves for contingencies and anticipated obligations, including property taxes, insurance, assessments, capital improvements and replacements, as determined by the Manager. At such time as the Manager determines that the unused balance of any such reserves previously retained out of funds which would otherwise have been Cash Available for Distribution is no longer necessary, the same shall thereupon be deemed Cash Available for Distribution If during any month of operation actual Cash Available for Distribution is less than ninety percent (90%) of the monthly budgeted amount for such Distributions, all subsequent determinations of Cash Available for Distribution shall be made upon the vote of the Members holding two-thirds (2/3) of the total issued and outstanding Units herein

                  2.1.h. "Company" shall mean CRPB Investors, L C organized pursuant to this Agreement

                  2.1.i.   "Distributions"   shall  mean  Cash   Available   for
Distribution paid to the Members with respect to any fiscal year of the Company.

                  2.1.j. "Gross Receipts" shall mean all cash received by the Company from every source, excluding Capital Contributions and Assessments or from any Company borrowing.

                  2.1.k. "Initial Capital Contributions" shall mean the total of the capital contributions received from the Initial Members.

                  2.1.l. "Initial Construction Phase" shall mean the period between the date of this Agreement and the date of 'Substantial Completion as that term is defined in the lease referred to in paragraph 6.6 below.
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                  2.1.m. "Initial Construction Phase Return" with respect to any
Member who has contributed cash to the Company for its Units, means the Adjusted Capital Contributions in cash of such Member existing from time-to-time during the Initial Construction Phase of the Property multiplied by an interest rate equal to ten percent (10%) per annum, cumulative but not compounded. Any such Returns will be deemed to be a line item expense for purposes of computing Total Project Costs as that term is defined in the Lease referred to in paragraph 6.6 below.

                  2.1.n. "Initial Members" shall mean P. B. Bell & Associates, Inc., CORP, Inc., Cerprobe Corporation and the investor or investors that contribute funds used to return $768,000 of Cerprobe Corporation's Capital Contribution.

                  2.1.o. "Member" shall mean any Person admitted to the Company.

                  2.1.p. "Majority Vote" shall mean the vote of the Members representing more than fifty percent (50%) of the Total Outstanding Units.

                  2.1.q. "Manager" shall mean P. B. Bell & Associates, Inc., an Arizona corporation. The Manager shall also be a Member.

                  2.1.r. "Net Losses" shall mean the net losses of the Company as determined for federal income tax purposes.

                  2.1.s. "Net Profits" shall mean the taxable income of the Company as determined for federal income tax purposes, exclusive of net gains or net losses recognized for federal Income tax purposes in a fiscal year from the sale or other disposition of all or substantially all of the Property in dissolution of the Company.

                  2.1.t. "Property" shall mean the real property as described on Schedule B hereto and any building, structure or improvements now or hereafter added thereto or thereon, and any other property, real, personal or mixed, or any interest therein, thereafter acquired directly or indirectly by the Company

                  2.1.u. "Person" shall mean any natural person, partnership, corporation, limited liability company, association or other legal entity.

                  2.1.v. "Recoupment" shall mean any point in time at which cumulative Distributions equal one hundred percent (100%) of the total Capital Contributions made by a Member.

                  2.1.w. "Total Outstanding Units" shall mean all Units issued to Members.

                  2.1.x.  "Unit"  shall  mean one (I) of the total  one  hundred
(100) ownership Interests outstanding in the Company to be acquired by the Members and which shall represent the Capital Contribution to the Company pursuant to Paragraph 3.1, "Capital Contributions." Ownership of Units shall entitle the holder thereof to the Capital Percentage respecting such interest as set forth on Schedule A, and an interest in the Net Profits, Net Losses, credits, deductions, Distributions and any other rights
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of a Member as specified herein.

                                    ARTICLE 3
                              Capital Contributions

         3.1 Capital Contributions. The Company is authorized to accept an unlimited amount of Capital Contributions and issue a maximum of one hundred
(100) Units.

                  3.1.a. The Company will admit as Members such Persons who have contributed cash, property, or other consideration to the capital of the Company for such Capital Percentage and Units as set forth on Schedule A hereto, as may be amended from time to time.

                  3.1.b. The Company may issue fractional Units.

                  3.1.c. The Manager shall have the authority to admit the Initial Members subject to paragraph 3.1.a The Manager shall, upon the admission of Members, obtain the signature to and acceptance of this Agreement by the Member and make the appropriate adjustments to Schedule A hereto respecting Capital Contributions and Capital Percentages.

         3.2 Additional Capital Contributions. In the event that the Company is in need of capital in excess of the contributions set forth in Schedule A for ordinary and necessary construction costs and for recurring expenses of the Company such as real estate taxes and assessments, insurance premiums, accounting and legal fees and similar expenses, additional Capital Contributions shall be required to be contributed to the Company, to be payable in proportion to the respective Units of the Members, up to an aggregate maximum of ten percent (10%) of the Initial Capital Contribution of a Member. To the extent contributions are needed in excess of such ten percent (10%), a Member shall only be required to contribute its prorata share upon the vote of the Members holding two-thirds (2/3) of the total issued and outstanding Units herein.

         3.3 Failure to Make Additional Capital Contributions.

                  3.3.a. If a Member fails to make an Additional Capital Contribution as required by Paragraph 3.2, Additional Capital Contributions, on or before the specified payment date, the Manager shall deliver written notice of such failure to the defaulting Member. If the defaulting Member fails to make the required Additional Capital Contribution within the time specified in the notice, such defaulting Member shall remain personally liable for the Additional Capital Contribution until the Company receives the same and the Manager, to the extent permitted by law, may at its option and on behalf of the Company: (I) expel the defaulting Member from the Company by delivery of written notice thereof to such Member; (ii) extend the time for payment; (iii) bring suit against the defaulting Member for the amount in default, together with interest thereon from the day such amount was due at the rate of eighteen percent (18%) per annum plus collection expenses, including, without limitation, the fees and disbursements of counsel for the Company; and/or (iv) pursue any other remedy or course of action which the Manager deems to be appropriate and is permitted by law.
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
                  3.3.b. If a Member is expelled, such expulsion shall be effective upon delivery of the Manager's written notice to the defaulting Member. A Member who is adjudged a bankrupt may forthwith be expelled from the Company without prior notice or the necessity of any further action by the Manager. Upon expulsion, the expelled Member shall cease to have any further right to vote as a Member or to attend or receive notice of any meetings of Members or to otherwise participate in any decisions of the Members, the Manager or the Company In the event the expelled Member is the Manager, then ail management and administrative powers as manager' shall cease effective as of the time of expulsion, and a new Manager shall be appointed by those Members holding two-thirds (2/3) of the Units held by the non-expelled Members. Any expelled Member shall also cease to participate in or receive any Net Profits, Net Losses, Distributions, credits or deductions of the Company, commencing at the time such expulsion occurs and thereafter for the term of the Company. An expelled Member shall not be entitled to the return of its Adjusted Capital Contributions to the Company until Recoupment has occurred with respect to all of the unexpelled Members. The rights of an expelled Member to the return of its Adjusted Capital Contributions shall be junior in all respect to the Distributions of the remaining Members and shall be refunded, if at all, only when all other Distributions to which the other Members are entitled have been made.

                  3.3.c. The Manager shall deliver written notice to all Members of the expulsion of a Member and shall request each Member to advise the Manager, in writing, whether such Member wishes to acquire all or any of the Units owned by the expelled Member immediately prior to the expulsion by paying the delinquent contributions attributable to such Units of the expelled Member. If more than one Member elects to purchase such Units within the time specified in the notice, which shall be not less than ten (10) days after delivery of the Manager's notice, they shall acquire such Units in the proportions that their respective Units bear to each other and shall pay a proportionate share of the delinquent contributions attributable to the Units of the expelled Member. If none of the Members elects to acquire the Units or if some or all of the Members elect to acquire only a portion of such Units, the Manager may purchase the remaining Units or may sell such Units to a third person in consideration of the fulfillment of all the following conditions: (I) payment of all delinquent capital contributions attributable to the Units to be purchased; (2) written agreement to pay all future capital contributions attributable to the Units to be purchased; and (3) execution of a counterpart of this Agreement as a Member If no third party purchases the Units of the expelled Member, the Company shall have the option to purchase the Units by paying the delinquent contributions attributable to such Units. In the event the Units of an expelled Member are purchased as described above, the rights of an expelled Member to the return of its Adjusted Capital Contributions shall be junior in all respects to the Distributions of the remaining Members and shall be refunded, if at all, only when all other Distributions to which the other Members are entitled have been made.

                  3.4 Use of Capital Contributions. All Capital Contributions shall be expended in furtherance of the business of the Company. No interest shall be paid on Capital Contributions, except as otherwise permitted in this Agreement. Pending the use of Capital Contributions in Company operations, such Contributions will not be commingled with the funds of any other Person or entity, except that the funds may be deposited in an account in the name of the Company in such bank or other financial institution as the Manager may deem appropriate or in a money market mutual fund or such other investments or securities as determined by the Members holding not less than two-thirds (2/3) of the issued and outstanding Units. 6

         3.5 Loans. If the Manager at any time or from time to time, determines that the business of the Company requires funds for any reason in addition to those contributed by the Members, one or more Members may lend such required funds to the Company in such amounts as determined by the Manager but in proportion among the Members willing to make loans according to their respective Units owned herein, and at an annual interest rate equal to the prime interest rate in effect at Bank of America plus two (2) percentage points, cumulative but not compounded unless loans can be obtained elsewhere at more favorable terms. Said loans shall be payable out of the general funds of the Company and shall in no event be treated as contributions to the capital of the Company.


                                    ARTICLE 4
                    Net Profits, Net Losses and Distributions

         4.1 Allocation of Distributions. From and after the date of this Agreement and until termination of the Company, no Distributions to the Members shall be made except as provided in this Article. The Manager shall, from time to time as it may deem appropriate, determine the amount of Cash Available for Distribution, if any Distributions will be allocated among the Members in the following manner:

                  4.1.a. Ninety-nine percent (99%) to the Members who have Adjusted Capital Contribution balances from cash contributions prorata according to their respective Capital Percentages and one percent (1%) to the Manager until all such Members receive Distributions in an amount equal to their Initial Construction Phase Return; then

                  4.1.b. To the Members in accordance with their respective Capital Percentages.

         4.2 Distributions and Admissions of Members. Upon the admission of a Member, the share of Distributions allocable to such Member shall be determined consistent with the portion of the year during which it was a Member.

         4.3 Distributions and Withdrawal of Members. Although the Manager may make Distributions with respect to the Units during the term of the Company, no Member shall have the right to withdraw from the Company or to demand any Distributions or a return of all or any part of its Capital Contributions. No Member, by reason of its withdrawal from the Company, shall receive any Distributions other than in such amounts and at such times as it would have received had such Member not withdrawn from the Company.

         4.4 Net Profits, Net Losses, Credits and Deductions.

                  4.4.a. Except as provided in subparagraph 4.4.c below, Net Profits, Net Losses, credits and deductions of the Company with respect to each fiscal year in which there are Distributions to the Members shall be allocated among the Members (including the Manager) in the same ratio that Distributions are allocated in Paragraph 4.1, Allocation of Distributions, in such fiscal year. If there are no Distributions in any given fiscal year, Net Profits, Net Losses, credits and deductions of the Company with respect to such fiscal year shall be allocated among the Members (including the Manager)
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in the same ratio that Distributions  would be allocated pursuant to Paragraph 4
1, Allocation of Distributions, in such fiscal year, taking into account the cumulative Distributions made by the Company prior to such fiscal year.

                  4.4.b. If any Member is not a Member for an entire fiscal year, or if its Capital Percentage changed during such year, the share of Net Profits, Net Losses, Distributions, credits and deductions of the Company allocable to such Member shall be determined consistent with the portion of the year during which it was a Member and by taking into account its varying Capital Percentages.

                  4.4.c. Net gains or net losses recognized for federal income tax purposes in a fiscal year from the sale, including an installment sale or other disposition of all or substantially all of the Property in dissolution of the Company shall be allocated among the Members in the following manner:

                           4.4.c.1.  Net gains shall be allocated to the Members
to increase their Capital Accounts by an amount equal to the net reductions made to their Capital Accounts by reason of the allocation of Net Losses and other items which, under Paragraph 4.5, capital Accounts, resulted in decreases in the Members' Capital Accounts during the term of the Company (provided that if the amount of net gains shall be Insufficient to accomplish the foregoing, then the net gains shall be apportioned among the Members in the ratios that the Members respective net reductions bear to each other).

                           4.4.c.2.  Any  balance  of the net  gains and any net
losses shall be allocated among the Members in the same ratio that Distributions would be allocated among the Members pursuant to Paragraph 4.1, "Allocation of Distributions, " as though there were no dissolution of the Company in such fiscal year, taking into account the cumulative Distributions made prior to such fiscal year.

         4.5 Capital  Accounts.  The Company shall  maintain a separate  Capital
Account for each Member in accordance with the rules set forth in Section 1.704-1(b)(2)(iv) of the Treasury Regulations under the Internal Revenue Code Subject to those rules, Capital Account shall mean the amount of any money paid by the Member to the Company, increased by: (I) the fair market value of property contributed by the Member to the Company (net of liabilities secured by the property or to which the property is subject); and (ii) the net amount of any income allocated to the Member; and decreased by: (a) the amount of money paid to the Member; (b) the fair market value of property distributed to the Member by the Company (net of liabilities secured by the property or to which the property is subject); (c) the Member's share of expenditures of the Company described in Section 705(a)(2)(B) of the Code (including, for this purpose, losses which are nondeductible under Section 267(a)(1) or Section 707(b) of the
Code); (d) the Member's share of amounts paid or incurred by the Company to organize the Company or to promote the sale of (or to sell) an interest in the Company (except to the extent properly amortizable for tax purposes); and (e) the net amount of loss allocated to the Member. The Capital Account of each Member shall be calculated on December 31 of each calendar year.

         4.6 Capital Account of Substituted Member. The Capital Account of a substituted Member shall be, with respect to any Units transferred to such substituted Member pursuant to Article 8, "Transfer of Company Interests," the Capital Account of the transferor Member determined in accordance with Paragraph 4.5, "Capital Accounts," as of the transfer date on which the substitution is
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effective.


                                    ARTICLE 5
                                   Management

         5.1. Manager's Powers. Subject to the Members' approval of the major Decisions as provided in paragraph 5.2 below, the Manager shall have the exclusive right, power and duty to manage the business and affairs of the Company, with all powers necessary, advisable or convenient to that end. The powers and duties of the Manager shall include, but are not limited to, the following:

                  5.1.a. To execute all documents and do all things necessary to acquire the Property, or to execute any other documents required in connection with the acquisition, maintenance, development, operation or sale of the Property or reasonable or necessary in connection with the Company business;

                  5.1.b. To enter into a construction loan for the Company for $6,232,000 bearing interest at L.I.B.O.R plus 240 basis points or the prime rate plus one-half percent (l/2%)from Guaranty Federal Bank with a five (5) year term consisting of one (1) two (2) year period of interest-only and three (3) one (1) year extension options thereafter with amortization of principal to commence after the first two (2) years; the Manager is hereby authorized to execute such promissory notes, security agreements and other loan documentation as necessary to consummate the foregoing loan.

                  5.1.c. To employ or engage on behalf of the Company such Persons, as in the Manager's exclusive discretion or judgment may be deemed advisable for the proper operation of the business of the Company, upon such terms and for such compensation as the Manager shall determine, provided that such compensation paid by the Company shall not exceed the cost of obtaining similar services from third parties;

                  5.1.d. To make, execute, acknowledge and deliver such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of the State of Arizona in connection with the conduct of business by the Company;

                  5.1.e. To enter into such contracts and execute, acknowledge and deliver all instruments in connection therewith which the Manager deems necessary to effectuate the powers set forth herein and to take all such action in connection therewith as the Manager deems necessary or appropriate;

                  5.1.f. To establish and maintain operating bank accounts and reserves for such purposes and in such amounts as the Manager deems appropriate from time-to-time and in their discretion designate persons to have signature authority on such accounts;

                  5.1.g. In addition to the specific rights and powers herein granted, to engage in any activities necessary or incidental to the accomplishment of any of the purposes and business which the Company was formed to conduct;

                  5.1.h. To protect and preserve the title and interest of the Company with respect to the
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Property and other assets now or hereafter owned by the Company;

                  5.1.i. To pay from the funds of the Company, before delinquency and prior to the addition thereto of interest or penalties, all taxes, assessments, rents and other impositions applicable to the Property and other assets now or hereafter owned by the Company and undertake, when approved by the Members holding at least two-thirds (2/3) of the Units, any action or proceeding seeking to reduce such taxes, assessments, terms or other impositions;

                  5.1.j. To retain or employ and coordinate the services of all contractors, approved architects, engineers, accountants, attorneys and other professional persons in connection with the construction of buildings and other improvements;

                  5.1.k. To maintain all funds of the Company in an interest-bearing account or accounts established by the Manager with a bank or banks chartered in the United States as may from time to time be selected by the Manager;

                  5.1.1. When permitted or required by this Agreement or otherwise approved by the Members, to make distributions periodically to the Members in accordance with the provisions of this Agreement,

                  5.1.m. To supervise or assure the prompt compliance with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers pertaining to the Company or the Property;

                  5.1.n. To make application for and obtain all necessary governmental approvals and permits and perform such acts as shall be necessary to effect compliance by the Company with all laws, rules, ordinances, statutes and regulations of any governmental authority applicable to the renovation and operation of the Property;

                  5.1.o. To maintain all books and records of the Company in accordance with good and acceptable accounting practices;

                  5.1.p. To reimburse itself from the Company funds for its reasonable expenses incurred in connection with its duties under this Agreement but only to the extent provided for in the annual operating budget and construction budget approved by the Members as provided in paragraphs 5.2.g and 5.2.h. below;

                  5.1.q. To perform any other obligations provided elsewhere in this Agreement to be performed by the Manager; and

                  5.1.r. To give the Company's indemnification to the entity insuring title to the Property to the extent required by such entity to indemnify said title company for any losses caused by mechanic and materialman liens created by construction activity begun before the closing of the construction loan.

                  5.2 Major Decisions. Notwithstanding anything contained in paragraph 5.1 above to the contrary, the following Company decisions ("Major Decisions") shall require the vote of the Members holding at least two-thirds (2/3) of the issued and outstanding Units herein:

                  5.2.a. Any sale, transfer or disposition or refinance of all or any portion of the Property;

                  5.2.b. The release of any Retentions as that term is defined under the construction contract with MT Builders LLC;

                  5.2.c. Following Substantial Completion of the Property, any additional contracts covering the construction of any improvements or repairs or alterations to the Property;

                  5.2.d. Except as provided in paragraph 3.1.c. above, the admission of additional Members;

                  5.2.e. The initiation of any lawsuit or other legal proceeding that involves an obligation in excess of 550,000;

                  5.2.f. The execution of the construction contract or contracts for the Property;

                  5.2.g. Each annual operating budget;

                  5.2.h. The budget for the construction of the Property;

                  5.2.i. Except for the construction loan and the indemnification of the title insurance company as provided in paragraph 5.1.r. above, the mortgaging or the placing of any encumbrances on the Property or the granting of any options, rights of first refusal, liens, pledges or security interests, or the creation of any debt, guarantee or financial obligation in excess of 525,000. No debt or other obligation shall be contracted or liability incurred by or on behalf of the Company except by the Manager;

                  5.2.j. The filing or arbitrating of, adjusting, settling or compromising of, or entering a confession of judgment with respect to any claim, obligation, debt, demand, suit or judgment by or against the Company in an amount greater than 550,000;

                  5.2.k. The construction of any capital improvements other than those reflected in the construction budget;

                  5.2.1. The extension of credit to, or execution of any loan, bond, guarantee, indemnity or accommodation endorsement relating to the debt or obligation of another party;

                  5.2.m. Making an assignment for the benefit of creditors or filing a petition under federal bankruptcy law or any state insolvency law;

                  5.2.n. Changing the designation of the holder of legal title to the Property and any other property owned by the Company;

                  5.2.o. Consenting to any rezoning or subdivision of the Property or any other material change in the legal status thereof;

                  5.2.p. Entering into any agreement or arrangement with any Member or Affiliate of any Member or reimbursing any expense or expenditure of any Member or Affiliate unless such agreement, arrangement, expense or expenditure is specifically disclosed and authorized in the construction budget or the operating budget; and

                  5.2.q. The removal or appointment of any Person as "Manager" of the Company or as manager of the Property except, however, that P. B. Bell & Associates, Inc. shall in no event be removed as Manager until the earlier of
(I) October 5, 1996 or (ii) the  satisfaction of the conditions of paragraph 8.6
a. below.  If the Manager is removed  pursuant to this  paragraph  5.2.q.,  then
Cerprobe shall attempt to obtain from the lender the release of all the guaranties on the construction loan of the Company and if unable to obtain those releases, then to indemnify any and all guarantors from any losses under those guaranties If the Manager is removed under this subparagraph 5.2.q after the closing of the construction loan and Cerprobe Corporation is able to obtain a release of the guaranties, the Manager shall return to the Company the Loan Guaranty Fee less that pan of the Loan Guaranty Fee that equals the product of the Loan Guaranty Fee multiplied by a fraction, the denominator of which shall be 180 days and the numerator of which shall be the number of days that have elapsed since the date of the closing of the construction loan. If the guaranties are not released and the Manager only receives an indemnity from Cerprobe Corporation, then the Manager shall not refund any of the Loan Guaranty Fee.

         5.3 Other Activities and Certain Transactions. The Manager shall devote to the Company such time as is necessary to the proper conduct of the Company's business The Manager and the Members shall at all times be free to engage generally in all aspects of real estate ownership and management, including the purchase, sale, development and management of real estate and the formation of partnerships, joint ventures, other investment programs similar to the Company, or in any other business or venture of every nature and description, even though said other activities and organizations may compete or tend to compete with the Company. The Manager and the other Members shall have no duty or obligation to present to the Company any real or personal properties, or opportunities in connection therewith, which they may discover. Neither the Company nor its Members shall have any right by virtue of this Agreement in or to such other ventures, partnerships or entities or to the income or profits derived therefrom, provided, that this Paragraph shall not be construed to either contract or expand the duty of the Manager to the Members or the Company.

         5.4 Indemnification and Exculpation of Manager. The Manager shall not be liable to the Company or the Members for or as a result of any act, omission or error in judgment which was taken, omitted or made by the Manager in the exercise of its judgment in good faith under this Agreement and which does not constitute fraud, gross negligence or breach of fiduciary duty by the Manager. The Manager may consult with such legal or other professional counsel as it may select. Any action taken or omitted by it in good faith reliance on, or in accordance with, the opinion or advice of such counsel shall be full protection and justification to the Manager with respect to the actions taken or omitted.

                  The Company will defend, reimburse and indemnify and save and hold the Manager harmless from any liability, loss or damage and any and all costs and expenses reasonably incurred by it in connection with, or any action, suit or proceeding of whatever nature threatened or brought against it, or in which it may be involved as parties or otherwise, by reason of any act performed or omitted to be performed by it in connection with the business of the Company authorized by this Agreement, whether or not the Manager continues to be such at the time of including such costs and expenses, including amounts paid or incurred by it in connection with reasonable settlements of any such claim, action, suit or proceeding, provided such act or omission was done, in the good faith judgment of the Manager, in the best interests of the Company and did not constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the Manager.

         5.5 Arbitration. In the event the fair market value of the Units of a Terminated Member (as hereinbelow defined) cannot be agreed upon, any Member may provide the other Members with written notice (the "Arbitration Notice") that the decision must be submitted to binding arbitration. Each party shall name an arbitrator within twenty (20) days after either party notifies the other in writing that there is such a dispute existing, and the two (2) arbitrators shall name a third (3rd) arbitrator. If either party fails to select an arbitrator within twenty (20) days as required herein, or if the two (2) arbitrators fail to select a third (3rd) arbitrator within fifteen (15) days after both have been appointed, then the then Presiding Judge of the Maricopa County Superior Court shall appoint such other arbitrator or arbitrators. The arbitrators shall render a decision within sixty (60) days after their appointment and shall conduct all proceedings pursuant to Arizona Revised Statutes, Section 12-1501 through
Section 12-1517, or the successor statutes, and the Rules of the American Arbitration Association governing commercial transactions then existing, to the extent that such rules are not inconsistent with said statutes and this Agreement. Judgment upon the award rendered under arbitration may be entered in any court having jurisdiction. The cost of the arbitration procedure shall be borne by the losing party or, if the decision is not clearly in favor of one party or the other, then the costs shall be borne as determined by such arbitration proceeding.

         5.6 Tax Matters Officer. The Manager will act as "Tax Matters Partner" in accordance with the Internal Revenue Code, or any successor statute.


                                    ARTICLE 6
         Contractual Relationships With Manager, Members and Affiliates


         6.1 Development Fee. The Company shall pay a Development Fee to P. B. Bell & Associates, Inc., the Manager, in the amount of Two Hundred Thirty Thousand Dollars ($230,000) for its services and assistance in the acquisition of the Property. The Fee shall be paid Fifty Seven Thousand Five Hundred Dollars ($57,500) upon acquisition of the Property by the Company and the balance in eight (8) equal monthly installments of Twenty One Thousand Five Hundred Sixty Two and 50/100 Dollars ($21,562.50) beginning thirty (30) days from the date of closing on the Property.

         6.2 Construction Fee. The Company shall pay a Construction Fee to MT Builders, LLC, an Affiliate of the Manager, in the amount of Two Hundred Fifty Thousand Dollars ($250,000) for its services In supervising the construction of the improvements on the Property pursuant to a separate construction Contract with such Affiliate The Fee shall be paid Sixty Two Thousand Five Hundred

Dollars ($62,500) upon commencement of construction of the improvements by the Company and the balance in eight (8) equal monthly installments of Twenty Three Thousand Four Hundred Thirty Seven Dollars and 50/100 Dollars ($23,437.50) beginning thirty (30) days from the date of commencement of construction.

         6.3 Management Fee. So long as P. B. Bell & Associates, Inc. is the Manager of the Company, the Company will pay a Management Fee to P. B Bell & Associates, Inc., the Manager, for its services in managing the Property pursuant to a separate maintenance contract with P. B Bell & Associates. The Fee will be equal to three-fourths of one percent (.75 %) of the triple-net lease payments received by the Company payable monthly.

         6.4 Loan  Guarantee  Fee. The Company shall pay a Loan Guarantee Fee to
P. B. Bell & Associates, Inc., the Manager, or to the principals of the Manager as appropriate, equal to one percent (I %) of the face amount of any loan for the project contemplated hereunder that the Manager or said principals guaranty. Said Fee shall be paid in cash upon the Closing of the loan involved.

         6.5 Reimbursement. The Company shall reimburse the Manager for the costs incurred by the Manager for any organization expenses paid by them prior to or after formation of the Company, including but not limited to earnest deposits, legal, engineering and accounting fees, appraisal fees, environmental engineering fees and other acquisition costs, mailing, copying costs and any direct general and administrative expenses incurred by the Manager directly related to the formation of the Company and acquisition, development and operation of the Property. All such reimbursements shall be made within sixty
(60) days of submission of substantiation, cash permitting. After formation of the Company, all expenses of the Company shall be billed directly to, and paid by, the Company where practical. The Manager shall receive reimbursement of the costs incurred for services such as accounting and other extraordinary services which would normally be performed directly for the Company by independent parties, but which the Manager may provide. No amounts charged to the Company will exceed those which the Company would be required to pay to independent parties for comparable services in the greater Phoenix, Arizona metropolitan area.

         6.6 Lease. Concurrently with the execution of this Agreement, the Company will enter into a separate agreement with Cerprobe Corporation, a Member, for the lease of the Property with improvements.


                                    ARTICLE 7
                      Accounts, Books, Reports and Banking

         7.1 Accrual Basis. The Company shall utilize the accrual method of accounting.


         7.2 Fiscal Year. The fiscal year of the Company shall be the calendar year ending December 31 of each year.

         7.3 Books. The Manager shall keep, at the expense of the Company, books of account for the Company adequate for its purposes. The books of account shall be maintained at the principal office of business of the Company and shall be open at all reasonable times to inspection and copying by any Member upon advance notice to the Manager and as otherwise provided in the Act. The books of account may, at the sole discretion of the Manager, be compiled or reviewed at the end of each accounting year by an accountant selected by the Manager.

         7.4 Reports. The Manager shall make available to each Member, within one hundred and twenty (120) days after the end of the Company's fiscal year, an annual report (unaudited) of the activities of the Company during the period covered to be prepared at the Company's expense. The Manager shall also provide a monthly operating statement within thirty (30) days of the end of each month reflecting the revenues and expenses of the Company for and during the preceding month. The Manager also shall prepare and deliver to the Members for approval an annual operating budget no later than December 1 of each year reflecting in reasonable detail the projected revenues and expenses of the Company for the next succeeding calendar year. The Manager agrees that it shall not authorize or incur any debts, liabilities or expenses on behalf of the Company in excess of the total amount projected therefor without the approval of the Members as provided in paragraphs 5.2.g. and 5.2.h.

         7.5 Income Tax Returns. The Income Tax Returns for the Company shall be prepared by the accountant employed by the Manager at the expense of the Company. A statement of each Member's share of income, credits, deductions, etc., completed by said accountant in a final form which is satisfactory to the Manager and to said accountant, shall be sent to all of the Members within thirty (30) days after completion, but no later than March 15 of each year.

         7.6 Access to and Maintenance of Records. The Manager shall maintain a list of the names and last known business addresses of all Members at the principal office of the Company. The list shall be made available for the review of any Member or its designated representative at reasonable times and, upon request either in person or by mail, the Manager shall furnish a copy of such list to any Member or its designated representative for the cost of reproduction and mailing.


                                    ARTICLE 8
                          Transfer of Company Interests


         8.1 General Restrictions on Transfer. A Member shall not assign, transfer, hypothecate or sell all or any of its Units or other rights or benefits in the Company or in any way pledge, grant a security interest in or alienate or encumber its interest in the Company, except as permitted in Paragraphs 8.2, "Permitted Transfers and Substitutions," and 8.3, "Right of First Refusal," and any document or instrument or other action purponing to do so shall be null and void.

         8.2 Permitted Transfers and Substitutions. Each Member may sell, assign or transfer its Units in the Company, without the consent of the Members, to any
(I) trust of which the Member is a Grantor or Trustee and a beneficiary (ii) corporation which is wholly-owned by the Member; (iii) one or more Persons who own one hundred percent (100%) of the equity or beneficial interest of the Member, if the Member is a corporation, partnership or trust; (iv) partnership, limited liability company or corporation of which the equity or beneficial owners are the same Persons (and in the same percentages) as the equity or beneficial owners of the Member, if the Member is a partnership, limited liability company, corporation or trust; or (v) private foundation; provided, however, that any Person, partnership, limited liability company, corporation or trust entitled to receive such a transfer shall succeed to all the rights and obligations of the former Member as a substituted Member only upon satisfaction of the requirements of Paragraph 8.4, "Substitution of Members."

         8.3 Right of First Refusal. Any Member desiring to dispose of all or any of its Units in the Company (the "Offering Member") in any manner other than as provided in Paragraph 8.7, "Permitted Transfers and Substitutions," shall comply with the following:

                  8.3.a. Such Member shall deliver notice to the Company and the other Members of such proposed disposition. The notice must include (I) a copy of the offer, which must be a bona fide offer, (ii) the name of the proposed transferee, (iii) the price offered for the Units and any other terms and conditions of the proposed disposition which the Members may request. Upon receipt of such notice of proposed disposition, each such Member shall have the option for a period of thirty (30) days from the delivery of the notice of proposed transfer to purchase such Units at the same price and on the same payment terms as specified in such notice. If more than one Member elects within the foregoing time period to acquire such Units, such Members shall purchase such Units in the proportions that their respective Capital Percentages bear to each other. No Member shall be required to dispose of any portion of its Units unless the Company and other Members, individually or collectively, agree to acquire all of the Units it proposes to dispose.

                  8.3.b. If the Members do not exercise their options to purchase the Units of the Offering Member, then the Offering Member may sell said Units not purchased by the other Members within sixty. (60) days of the end of the thirty (30) day option period to the proposed transferee at the price and on the terms and conditions originally stated in the notice of proposed transfer. If such a sale is consummated, the transferee shall become a substituted Member only upon satisfaction of the requirements of Paragraph 8.4, "Substitution of Members." If the sale is not consummated within such sixty (60) day period, then the restrictions of Paragraph 8.1 shall again be in full force and effect with respect to the Units of the Offering Member.

                  8.4 Substitution of Member. No assignee or transferee of a Unit or any fraction thereof shall have the right to become a Member without the consent of the Members holding two-thirds (2/3) of the issued and outstanding Units (which consent may be withheld at the sole discretion of each Member) and until the assignee assumes all of the obligations and accepts and adopts in writing all of the terms and provisions of this Agreement, as the same may have been amended.

                  8.5 Events of Termination of a Member. Except as otherwise approved by the specific written consent of all of the remaining Members, a Person ceases to be a Member ("Terminated Member") upon the occurrence of any of the following events: death, disability, resignation, retirement, expulsion, adjudication of bankruptcy, insolvency, insanity or incompetency, making an assignment for the benefit of creditors, or the dissolution or termination of a Member which is a corporation, limited liability company or partnership. If a Member that is an individual dies, his or her personal representative, administrator or trustee or, if he or she is adjudicated incompetent or insane, his or her guardian or conservator, or if a Member is adjudicated a bankrupt, its bankruptcy estate, shall have the rights of the Member for settling or managing the estate. The death, withdrawal, resignation, retirement, expulsion, bankruptcy, insanity or substitution of a Member shall dissolve the Company unless the Members holding at least two-thirds (2/3) of the issued and outstanding Units consent to continue the business of the Company pursuant to the voting procedures described in Paragraph 10.2 below. If such Members elect to continue the business of the Company then the remaining Members shall have the option of purchasing the interest of a Terminated Member at its then agreed upon fair market value. The remaining Members shall have the right to pay such purchase price with a minimum of ten percent (10%) down, the balance in annual payments over a five (5) year period with interest equal to the prime rate in effect at Bank of America plus two percent (2%), cumulative but not compounded. In the event the fair market value of the Units of a Terminated Member cannot be agreed upon, any Member may provide the other Members with written notice (the "Arbitration Notice") that the decision must be submitted to binding arbitration pursuant to paragraph 5.5 above.

         8.6 Cerprobe's Option to Purchase RCORP's and Manager's Interest. The Units of P. B. Bell & Associates. Inc. ("Bell") and RCORP, Inc. ("RCORP") may be purchased by Cerprobe Corporation at certain times and under certain events as follows:

                  8.6.a. The Manager and RCORP each agree that it shall cause the following events to occur not later than October 5, 1996:

                           8.6.a.1. The contribution of sufficient equity from a
subsequent   Member   investor  to  return   $768,000  of  the  Initial  Capital
Contribution of Cerprobe Corporation; and

                           8.6.a.2.   The   closing  of  a   construction   loan
sufficient to construct the building and otherwise improve the Property as required under the Lease referred to in paragraph 6.6 above when such loan proceeds are added to the then remaining Capital Contributions of the Company.

                  8.6.b. In the event the Manager or RCORP fails to complete either of these two events in the time provided, the Manager and RCORP, Inc. shall be in default hereunder. Unless and until such default is cured, all voting rights of the Manager and RCORP, Inc. hereunder shall immediately be suspended and Cerprobe Corporation shall have the right % be and Cerprobe is hereby appointed as attorney-in-fact for the Manager and RCORP to cast all votes with respect to the Units held by the Manager and RCORP and to make all decisions and to grant or withhold all approvals that otherwise could be exercised, cast, made, granted or withheld by the Manager and RCORP until such time as a substitute Manager is elected as provided herein. Manager and RCORP expressly agree that neither of them shall have the right to cure such default except upon the approval of Cerprobe which it may grant or withhold in its sole and absolute discretion.

                  8.6.c. Additionally, in the event the Manager or RCORP fails to complete either of the two events listed in 8.6.a. above in the time provided, the Member Cerprobe Corporation or its designee, without further notice to or approval of the Manager, shall then have the right, for a period of ninety (90) days from such event of default, to purchase the interest of the Manager and RCORP in the Company for the purchase price of One Dollar (51.00) to be paid in cash and to remove Bell as the Manager of the Company and to appoint itself or any other Person that is a member according to Cerprobe's sole and absolute discretion. If Cerprobe does not exercise this purchase right within said ninety (90) day period, said right shall lapse. If Bell and RCORP are bought out pursuant to these provisions, the parties agree as follows:

                           8.6.c.1.  RCORP and Bell shall execute and deliver to
Cerprobe or its designee on demand such documents and instruments as Cerprobe deems necessary to effect the transfer to Cerprobe or its designee the Units held by Bell and RCORP;

                           8.6.c.2. If the construction loan has been closed but
the investor funds required under paragraph 8.6.a.1 above have not been obtained and contributed to the Company, then Cerprobe shall agree to indemnify Bell and any and all guarantors from any losses under the guaranties on the construction loan.

                           8.6.c.3.   Cerprobe   agrees  to  pay  any  remaining
reimbursements due Bell pursuant to paragraph 6.5 above; and

                           8.6.c.4.  Bell  agrees to pay to the Company any Loan
Guaranty Fee that Bell may have received pursuant to paragraph 6.4 above.


                                    ARTICLE 9
                             Dissolution of Company


         9.1 Distribution on Dissolution. In the event of a dissolution of the Company in accordance with Paragraph 1.5 "Term," the Company shall be dissolved, wound-up and liquidated and the proceeds of such liquidation shall be applied and distributed in the following order of priority:

                  9.1.a. to the payment of the lawful debts and liabilities of the Company (other than any loans or advances that may have been made by the Members to the Company) and the expenses of dissolution, winding-up and liquidation; then

                  9.1.b. to the establishment of any reserves which the liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or the liquidator arising out of or in connection with the Company. The liquidator shall pay such reserves to an escrow agent selected by the liquidator to be held by such agent for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; then

                  9.1.c. to the repayment of any loans or advances that may have been made by any of the Members to the Company; provided that if the amount available for such repayment shall be insufficient, then prorata on account thereof.

                  9.1.d. to the Members that have net balances in their then existing Capital Accounts until all of such balances have been reduced to zero; provided that the foregoing Distributions shall be allocated to each Member in the ratio that the Member's Capital Account bears to the Capital Accounts of ail other Members having net balances in their Capital Accounts and provided further that if any

Member's Capital Account has a deficit balance (after giving effect to all allocations for the current taxable year), such Member shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero.

         9.2. Liquidation. If the Company is dissolved for any of the reasons stated in paragraph 1.5, a Manager or some other Person selected by the vote of the Members holding at least two-thirds (2/3) of the Units hereunder, shall act as liquidator, to wind up the business affairs of the Company. The liquidator shall have full power, authority and duty to sell and assign any or all of the Company's assets and to pay or cause to be paid the Company's debts, liabilities and obligations as provided in paragraph 9.1 above. The liquidator shall immediately commence to wind up the Company affairs and shall liquidate the assets of the Company as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice or injury to the Company.


                                   ARTICLE 10
                                Rights of Members


         10.1 Matters upon which Members May Vote. Members shall have the right to vote upon certain matters affecting the Company under the terms and conditions set forth in Paragraph 10.2, "Voting Procedures and Meetings of the Members." Action shall be taken on the following matters if the Members vote in favor of such action by the vote of the Members holding at least two-thirds (2/3) of the issued and outstanding Units hereunder:

                  10.1.a. Amendment of this Agreement;

                  10.1.b. Selection of a liquidator in the event of dissolution of the Company if there is no Manager;

                  10.1.c. To elect a new Manager in the event of the resignation or removal of P. B. Bell & Associates, Inc. as Manager.

         10.2 Voting Procedures and Meetings of the Members.

                  10.2.a. Any Member holding more than ten percent (10%) of the issued and outstanding Units may at any time call a meeting of the Members, or call for a vote without a meeting of the Members, on matters on which the Members are entitled to vote. The Manager shall call for such a meeting or vote following receipt of written request for such a meeting of the Members ("Notice Date"). Within two (2) days of such Notice Date, the Manager shall notify all Members of record as of the Notice Date as to the time and place of the Company meeting, if called, and the general nature of the business to be transacted at such meeting.

                                   ARTICLE 11
                    Representations and Warranties of Members


         11.1 Representations and Warranties of Member. The Members hereby represent, warrant and covenant, each to the others, that the Member has received, studied and independently evaluated the documents listed on Schedule C hereto and each Member understands the terms and conditions of the transactions evidenced by such documents and is capable of understanding real estate and investment matters generally.


                                   ARTICLE 12
                                     General

         12.1 Notices. All notices, consents, requests, demands and offers required or permitted to be delivered pursuant to this Agreement will be in writing and will be considered properly delivered when personally delivered, telecopied or delivered by professional courier service to the party entitled thereto or if mailed, then three (3) business days after mailing by certified United States mail, postage prepaid, return receipt requested, addressed, to a Manager or to a Member, to the address appearing on Schedule A to this Agreement.

         12.2 Further Documents. Each of the Members for itself, his or her heirs, personal representatives, successors and assigns hereby covenants and agrees that such Member shall from time to time and at such time as may be required, execute such further agreements, supplemental agreements, assurances of title, and other documents and instruments as may be reasonably required and necessary to carry out Company business and to effectuate the provisions hereof. This Agreement shall be binding on the Members and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         12.3 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. It shall not be required that any single counterpart hereof be signed by all of the Members, so long as each Member signs any counterpart hereof.

         12.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the Arizona Limited Liability Company Act and the other laws of the State of Arizona.

         12.5 Attorneys' Fees. In case of any action or proceeding to compel compliance with, or for a breach of, any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover from the losing party ail costs of such action or proceeding, including, but not limited to, reasonable attorneys' fees.

         12.6 Construction. Such pronouns as "he," "his," "him," "it," or "who" with "Member" or "Member" or "Manager" as the antecedent shall be deemed to refer also to each such persons or entity who is a woman, a partnership, a joint venture, an association, a corporation or a trust. Whenever required by the contact hereof, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders, and vice versa. Section headings and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         12.7 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement, or any application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but shall be enforced to the greatest extent permitted by law.

         12.8 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and supersedes any prior understandings and agreements between or among them respecting the subject matter contained herein. There are no representations or warranties, oral or written, expressed or implied, between or among the parties hereby relating to the subject matter of this Agreement which are not fully expressed herein.

         12.9 Organization Expenses. All legal, recording and related expenses in connection with the formation and qualification of this Company and purchase of the Property shall be considered and treated as Company expenses, subject to the limitations in the budgets approved by the Members, as provided elsewhere in this Agreement.

        [The remainder of this page has intentionallty been left blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Operating Agreement of Company to be effective the 18th day of September, 1996.

                               MANAGER:
                               P. B. BELL & ASSOC'S, INC.,  an Arizona
                                corporation

                               By /s/ P. B. Bell
                                  ----------------------------------------------
                                      PHILLIP B. BELL, President

                               MEMBERS:

                               RCORP, INC., an Arizona corporation

                               By /s/ Ronald L. Clifton
                                  ----------------------------------------------
                                      RONALD L. CLIFTON, President

                               CERPROBE CORPORATION, a Delaware corporation

                               By /s/ Randal L. Buness
                                  ----------------------------------------------
                                      RANDAL L. BUNESS, Chief Financial Officer,
                                      Vice President and Secretary

                               THE LEIGHTON-OARE FOUNDATION, INC.

                               By /s/ Judd C. Leighton
                                  ----------------------------------------------
                                      JUDD C. LEIGHTON

                                  /s/ Judd C. Leighton
                                  ----------------------------------------------

                                  /s/ Mary Morris Leighton
                                  ----------------------------------------------
                               By /s/ Judd C. Leighton
                                  ----------------------------------------------
                                      MARY MORRIS LEIGHTON
                                      Pursuant to Power of Atty
                                      dated 2-12-93

                               THE PLYM FOUNDATION


                               By /s/ James F. Keenan
                                  ----------------------------------------------
                                      JAMES F. KEENAN

                               THE EDWARD & IRMA HUNTER FOUNDATION

                               By /s/ James F. Keenan
                                  ----------------------------------------------
                                      JAMES F. KEENAN

                                   SCHEDULE A
                             CRPB INVESTORS, L.L.C.

                                                                                                                Initial
               Member                              Capital                   Number          Capital            Capital
          Name and Address                      Contributions               of Units        Percentage          Account
=============================================================================================================================

P. B. Bell & Associates, Inc.              Land Purchase and Sale             16.2            16.2%             $270,264
8603 East Royal Palm Road                Agreement Rights, Plans and
Suite 210                              Specifications, Negotiated Net
Scottsdale, Arizona  85258              Lease with Tenant, Formation
                                        of Entity and Loan Guaranties

RCORP, INC.                              Value Engineering and Site            1.8             1.8%             $30,029
1717 East Morten                                Negotiations
Suite 210
Phoenix, Arizona  85020

Cerprobe Corporation                                Cash                      35.96           35.96%            $600,000
600 South Rockford Drive
Tempe, Arizona  85281

The Leighton-Oare Foundation,                       Cash                      11.99           11.99%            $200,000
Inc.
211 West Washington, #2400
South Bend, IN  46601

Mr. Judd C. Leighton                                Cash                      5.995           5.995%            $100,000
211 West Washington, #2400
South Bend, IN  46601

Mary Morris Leighton                                Cash                      5.995           5.995%            $100,000
211 West Washington, #2400
South Bend, IN  46601

The Plym Foundation                                 Cash                      11.03           11.03%            $184,000
423 Sycamore Street, #101
Niles, MI  49120

The Edward & Irma Hunter                            Cash                      11.03           11.03%            $184,000
Foundation
423 Sycamore Street, #101
Niles, MI  49120

                                                                                              TOTAL            $1,668,293
=============================================================================================================================

                                   SCHEDULE B



                              Property Description

                                    EXHIBIT A

A portion of the Southwest quarter of Section 34, Township 1 South, Range 5 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

Commencing at the Southwest Corner of said Section 3, said point being a brass cap in handhold;
         thence North 02 degrees,  54' 47" West (record North 02 degrees 53' 38"
West), along the West line of said Section 3, a distance of 1613.68 feet (recorded 1613.22 feet) to the brass cap in handhole monumented intersection of the said West section line and the monument line of West San Angelo Street as shown on CONTINENTAL TECH CENTER, a Map of Dedication as recorded in Book 308 of Maps, page 17, Maricopa County Records;
         thence North 88 degrees 45' 42" East, along said monument line of West San Angelo Street, a distance of 1393.81 feet to a point;
         thence South 01 degrees 14' 18" East, perpendicular to the aforementioned monument line of West San Angelo Street, a distance of 65.00 feet to a one-half inch iron bar, said point being the Northwest corner of parcel and the Point of Beginning;
         thence North 88 degrees 45' 42" East, a distance of 419.03 feet to a one-half inch iron bar, said point being on the arc of a circle, the center of which bears North 01 degrees 14' 18" West, a distance of 2162.50 feet;
         thence Northeasterly along said arc, through a central angle of 08 degrees 31' 43", a distance of 321.89 feet, to a one-half inch iron bar, said point also being on the arc of a second circle, the center of which bears North 77 degrees 36' 55" East, a distance of 1565.00 feet;
         thence Southeasterly along said arc, through a central angle of 01degrees 18' 35", a distance of 35.77 feet to a one-half inch iron bar;
         thence South 13 degrees 42' 40" East, a distance of 123.85 feet to a one-half inch iron bar, said point being on the arc of a third circle, the center of which bears South 76 degrees 18' 37" West, a distance of 685.00 feet;
         thence Southwesterly along said arc; through a central angle of 04 degrees 56' 26", a distance of 59.07 feet to a non-tangent point, said point being a one-half inch iron bar;
         thence South 13 degrees 37' 50" East, a distance of 72.85 feet to a one-half inch iron bar, said point lying 55.00 feet West of the monument line of Fiesta Boulevard;
         thence  South 02 degrees 46' 30" East,  along said line,  a distance of
347.41 feet to a one-half inch iron bar;
         thence South 88 degrees 45' 42" West, a distance of 809.00 feet to a one-half inch iron bar;
         thence North 01 degrees 14' 18" West, a distance of 608.62 feet to the Point of Beginning.

Described property being in and forming a part of the Town of Gilbert, Arizona and comprising an area of 483,845 square feet or 11.1076 acres more or less.


                                                        REGISTERED LAND SURVEYOR
                                                            CERTIFICATE NO.
                                                                 19809
                                                             CHRISTOPHER S.
                                                                AULERICH
                                                              DATE SIGNED
                                                                 9/19/__
                                                            ARIZONA, U.S.A.

PARCEL No. 2:

Nonexclusive easement for use and enjoyment in and to the Common Areas (as defined in that certain Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 86-419846, as amended by that certain First Amendment to Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 88-494774, re-recorded in Instrument No. 88-516441 and Instrument No. 89-312262, and as assigned and assumed by that certain Assignment and Assumption of Declarant's Rights Under the Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 92-0420403, that certain Assignment and Assumption of Declarant's Rights Under the Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 92-0420406 and that certain Assignment and Assumption of Declarant's Rights Under the Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 94-0889207).

PARCEL NO. 3:

A permanent, nonexclusive easement for vehicular and pedestrian ingress and egress in, upon, over and across the Landscape Tracts, described as Landscape Tract No. 3 of CONTINENTAL TECH CENTER, according to Book 308 of Maps, page 17, records of Maricopa County, Arizona; and Landscape Tract No. 9 of CONTINENTAL TECH CENTER PARCEL 5C, according to Book 320 of Maps, page 21, records of Maricopa County, Arizona (as defined in that certain Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in

Instrument No. 86-419846, as amended by that certain First Amendment to Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 88-494774, re-recorded in Instrument No. 88-516441 and Instrument No. 89-312262, and as assigned and assumed by that certain Assignment and Assumption of Declarant's Rights Under the Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 92-0420403, that certain Assignment and Assumption of Declarant's Rights Under the Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 92-0420406 and that certain Assignment and Assumption of Declarant's Rights Under the Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 94-0889207).

PARCEL NO. 4:

A temporary license for and during the construction phase of the improvements on Parcel No. 1 hereinabove described, to enter upon the Landscape Tracts described as Landscape Tract No. 3 of CONTINENTAL TECH CENTER, according to Book 308 of maps, page 17, records of Maricopa County, Arizona; and Landscape Tract No. 9 of CONTINENTAL TECH CENTER PARCEL 5C, according to Book 320 of Maps, page 21, records of Maricopa County, Arizona (as defined in that certain Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 86-419846, as amended by that certain First Amendment to Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 88-494774, re-recorded in Instrument No. 88-516441 and Instrument No. 89-312262, and as assigned and assumed by that certain Assignment and Assumption of Declarant's Rights Under the Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 92-0420403, that certain Assignment and Assumption of Declarant's Rights Under the Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 92-0420406 and that certain Assignment and Assumption of Declarant's Rights Under the Declaration of Covenants, Conditions, Restrictions and Easements for CONTINENTAL TECH CENTER recorded in Instrument No. 94-0889207).

                                   SCHEDULE C

                          Company Supporting Documents
                          ----------------------------


Project Proposal Booklet

Phase I Environmental Report

Geotechnical Evaluation Report

Seismic Study

ALTA Land Title Survey

Title Report Information in connection with the Property

Lease Documentation and all exhibits

Operating Agreement (attached herewith)

Construction   Loan  Commitment  from  Guaranty   Federal  Bank  and  supporting
documentation

Construction Contract with MT Builders
                                       26